                                                                   EXHIBIT 10.18

                                NON-NEGOTIABLE
                                PROMISSORY NOTE
                                ---------------

$2,600,000.00
                                                                    May 22, 1986
                                                              New York, New York

FOR VALUE RECEIVED, Cogen Technologies NJ, Inc., a Delaware corporation with an address at 14614 Falling Creek Drive, Suite 212, Houston, Texas 77068 (the "Maker"), promises to pay to Bayonne Industries, Inc., a New Jersey corporation with an address at the Foot of East 22nd Street, Bayonne, New Jersey 07002 (the "Holder"), in lawful money of the United States of America, the principal amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00), with interest thereon computed on the unpaid principal balance of this Note from the date hereof at a fluctuating rate per annum equal to one percent (1%) in excess of the Prime Rate of First National Bank of Chicago. The term "Prime Rate" means the interest rate (sometimes referred to as the "Base Rate") for large commercial loans to creditworthy entities published by First National Bank of Chicago, or its successor bank, as such rate may be in effect from time to time.

    The principal amount of and interest on this Note shall be payable in the following manner:

          (i)  Interest on the first $2,400,000.00 of
               the principal amount shall accrue from
               the date hereof and shall be payable
               on the 22nd day of June, 1986, and on
               the 22nd day of each month thereafter
               until the first $2,400,000.00 of the
               principal amount is paid in full.
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                                      -2-

         (ii) Interest on the last $200,000.00 of the principal amount (hereinafter referred to as the "Deferred Interest") shall accrue from the date hereof until the last $200,000.00 of the principal amount is paid in full and shall be payable in accordance with the provision of paragraph (iv) below.

       (iii)  Commencing on 22nd day of May, 1988,
              and on each of the next four succeeding
              anniversary dates thereof, installments
              of $480,000.00 of the first $2,400,000.00
              of the principal amount shall be payable.

        (iv) The last $200,000.00 of the principal amount hereof (the "Deferred Principal Amount"), plus Deferred Interest on the Deferred
              Principal Amount (collectively, the
              "Deferred Amount") shall be due and payable on the 22nd day of May 1998; provided, however, that if on such date the term of that certain agreement between Cogen Technologies NJ, Inc.
              and IMTT-Bayonne dated June 13, 1985 for the sale of steam and electricity from a cogeneration plant, and all amendments thereto that may be made from time to time, is in effect, such payment date shall be extended to the termination date of such agreement or of any extension or renewal of the term thereof.

        The first $2,400,000.00 of the principal amount of this Note may be prepaid in whole or in part at any time and from time to time in integral multiples of $10,000.00. Any prepayments made from the date hereof through May, 1992 shall be applied to the payments required in (iii) above in the inverse order of maturity of the payments thereof.
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                                      -3-

     All payments under this Note shall be made at the office of the Holder hereinabove referred to or at any other address as the Holder may designate in writing to the Maker, in any coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts.

     The payment hereof is secured pursuant to the provisions of a security agreement of even date herewith between the Maker and the Holder (the "Security Agreement"). Upon the occurrence of an Event of Default (as such term is defined in the Security Agreement), all unpaid principal and interest on this Note shall become due and payable at the option of the Holder as provided therein.

     Payment of the Deferred Interest is secured solely by the Collateral (as such term is defined in the Security Agreement) upon the occurrence of an Event of a Default under the Security Agreement, and neither the Maker nor any of its officers, directors or shareholder (nor the officers, directors, shareholders or partners of any assignee of Maker) shall be personally liable for the payment of any deficiency resulting from the application of the proceeds of the sale of the Collateral to the Deferred Interests and the Holder shall not initiate any action or proceeding against the Maker or such persons to collect the same.
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                                      -4-

     The Maker hereby waives presentment, demand for payment, protest and notice of dishonor of this Note.

     In case this Note should be placed in the hands of an attorney, after its stated maturity or upon acceleration, to institute legal proceedings to recover the amount hereof, or any part hereof, in principal or interest, or to protect the interests of the Holder hereof, or in case the same should be placed in the hands of an attorney for collection, compromise or other action, the Maker and endorsers bind themselves to pay the reasonable fees of the attorney who may be employed for that purpose if the Holder is the prevailing party in any such legal proceeding.

     No delay on the part of Holder in exercising any rights hereunder shall operate as a waiver of such rights. Forbearance to exercise any right in favor of the Holder, provided herein, shall not constitute a waiver of that right as to any subsequent failure or breach.

     This Note shall be governed by the laws of the State of New Jersey.
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                                      -5-

        IN WITNESS WHEREOF, the Maker has caused this Note to be signed as of the date first written above.

[SEAL]

ATTEST:                                         COGEN TECHNOLOGIES NJ, INC.

/s/ John B. Wing                                By: /s/ Robert C. McNair
-----------------------------                       --------------------------
John B. Wing,                                       Robert C. McNair,
Assistant Secretary                                 President